SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 5, 2011, Spicy Pickle Franchising, Inc. (the “Registrant”) entered into a loan agreement with Presley and Patricia Reed and Raymond and Joan BonAnno (the “Lenders”), pursuant to which they have agreed to loan up to $1,450,000 (the “Loans”) subject to the conditions set forth in the agreement.  The Loans are to be funded as follows:  $500,000 by December 12, 2011, $500,000 on February 1, 2012, and $450,000 on May 2, 2012.  Messrs. BonAnno and Reed and Mr. Reed’s wife are directors of the Registrant.  The Loans are evidenced by Senior Secured Promissory Notes, which bear interest at the rate of 18% per annum and mature on December 31, 2013, at which time the entire unpaid principal balance and all unpaid accrued interest shall be due and payable.

For so long as the Loans remain outstanding, the Registrant has agreed that its board of directors shall be comprised of seven members and that the Lenders shall be entitled to appoint three of the seven members.  Messrs. BonAnno and Reed and Mr. Reed’s wife are the Lenders' initial nominees to the Board.  In the event of a default under the terms of the Notes, the Lenders shall be entitled to nominate a majority of the Board seats.  In addition, the Registrant has agreed that it will not take certain actions without the prior written consent of Lenders.

As consideration for the Loans, the Registrant has agreed to pay the Lenders an amount equal to 1.5% of all of the Registrant’s revenues generated during each monthly period per each $500,000 of aggregate principal amount of the Loans outstanding, pro rated for any amount in excess of $500,000 then outstanding, by the 10th day of the following month (the “Participation Payments”).  The Participation Payments will terminate upon payment of the Loans in full.

The notes are secured by all of the assets of the Registrant. The Registrant has borrowed funds on separate terms from the Lenders, which aggregated approximately $4,500,000 as of November 30, 2011 (including accrued interest), and has a long-term debt obligation with third parties (the “ALT Group”) in the amount of approximately $335,000 as of November 30, 2011 (including accrued interest), all of which are also secured by all of the assets of the Registrant. As discussed below, the ALT Group has agreed to subordinate its security interest in the Registrant’s assets to the Lenders.

The Registrant had also borrowed $250,000 from Presley and Stacey Reed on October 31, 2011 to build out its newest company-owned location in Englewood, Colorado.  The loan is secured by all of the assets at that location, accrues interest at 10% per annum, and is being repaid in monthly installments of principal and interest of $3,000 over 84 months.

On December 8, 2011, the Registrant entered into a Modification to Secured Interest and Promissory Notes with the ALT Group, pursuant to which the ALT Group agreed to extend their notes, previously due December 31, 2012, to December 31, 2013, and subordinate their security interest.  The Registrant has agreed to pay the ALT Group a total of $45,000 in advanced principal payments on their notes and financing fees in the total amount of $28,500.

Item 9.01        Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Loan Agreement with Presley and Stacey Reed and Raymond and Joan BonAnno dated December 5, 2011

10.2	Security Agreement with Presley and Patricia Stacey Reed and Raymond and Joan BonAnno dated December 5, 2011

10.3	Revenue Participation Agreement with Presley and Patricia Stacey Reed and Raymond and Joan BonAnno dated December 5, 2011

10.4	Secured Promissory Note with Presley and Patricia Stacey Reed dated October 31, 2011

10.5	ALT Group and Spicy Pickle Franchising, Inc. Modification to Secured Interest and Promissory Notes dated December 8, 2011

10.6	Secured Promissory Notes to ALT Group dated November 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.
December 9, 2011	By: /s/ Clint Woodruff Clint Woodruff Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Loan Agreement with Presley and Stacey Reed and Raymond and Joan BonAnno dated December 5, 2011

10.2	Security Agreement with Presley and Patricia Stacey Reed and Raymond and Joan BonAnno dated December 5, 2011

10.3	Revenue Participation Agreement with Presley and Patricia Stacey Reed and Raymond and Joan BonAnno dated December 5, 2011

10.4	Secured Promissory Note with Presley and Patricia Stacey Reed dated October 31, 2011

10.5	ALT Group and Spicy Pickle Franchising, Inc. Modification to Secured Interest and Promissory Notes dated December 8, 2011

10.6	Secured Promissory Notes to ALT Group dated November 30, 2011